Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

VF 401K Savings Plan

Greensboro, North Carolina

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-33621, No. 2-99945, No. 333-59727, No. 333-138458, No. 333-49023, and No. 333-188437) of VF Corporation of our report dated June 25, 2019, relating to the financial statements and supplemental schedules of VF 401K Savings Plan which appear in this Form 11-K for the year ended December 31, 2018.

/s/ BDO USA, LLP

Charlotte, North Carolina

June 25, 2019

18

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (No. 33-33621, No. 2-99945, No. 333-59727, No. 333-138458, No. 333-49023, and No. 333-188437) on Form S-8 of our report dated June 8, 2018 related to the financial statement of the VF 401K Savings Plan as of December 31, 2017, appearing in the annual report on Form 11-K of VF 401K Savings Plan for the year ended December 31, 2018.

/s/ Plante & Moran, PLLC

Auburn Hills, Michigan

June 25, 2019

19